FIRST AMENDMENT

        FIRST AMENDMENT, dated as of March 12, 2007 (this “Amendment”), by and among Hanger Orthopedic Group, Inc. (the “Borrower”), the Lenders party hereto and Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) to the Credit Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 26, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent, the Lenders from time to time party thereto, and the other parties thereto; and

        WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent enter into this Amendment to amend the Credit Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1.           Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

       2.           Amendments. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the following definitions among the existing definitions set forth in such section in the appropriate alphabetical order:

“Amendment”shall mean the Amendment, dated as of March 12, 2007, by and among the Borrower, the Lenders party thereto and the Administrative Agent, to this Agreement.”

“Amendment Effective Date” shall mean the Effective Date (as defined in the Amendment).”

            “Repricing Transaction” means the incurrence by any Loan Party of any Indebtedness that is secured or is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Facilities (i) having an effective interest rate margin or weighted average yield (to be determined by the Administrative Agent consistent with generally accepted financial practice, after giving effect to, among other factors, margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) that is less than the Applicable Rate for, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Loans, and (ii) the proceeds of which are used to repay, in whole or in part, principal of outstanding Loans.

(ii)            amending and restating the following definitions in their entirety as follows:

“Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Base Rate Loans	Eurodollar Loans
Revolving Credit Facilities	1.75%	2.75%
(including Swing Line Loans)
Tranche B Term Loan Facility	1.25%	2.25%

              provided, that on and after the first Adjustment Date occurring after the completion of the first full fiscal quarter of the Borrower after the Closing Date, (a) the Applicable Margins with respect to Revolving Credit Loans and Swing Line Loans will be determined pursuant to the Pricing Grid and (b) if the Borrower shall have a corporate credit rating of “B2” or better from Moody’s and “B” or better from S&P, in each case with a stable outlook, and Consolidated Leverage Ratio as of the most recent Adjustment Date shall be less than 5.0 to 1.0, the Applicable Margin with respect to (i) Tranche B Term Loans maintained as Base Rate Loans shall be equal to 1.00% per annum and (ii) Tranche B Term Loans maintained as Eurodollar Loans shall be equal to 2.00% per annum.

            “Consolidated Total Debt” at any date, the aggregate principal amount of all Indebtedness (other than Indebtedness of the type specified in clause (f) of the definition of Indebtedness) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP minus the amount of all unrestricted cash and unrestricted Cash Equivalents that would, in conformity with GAAP, be included in “total current assets” (or like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such time up to $30,000,000.

            “Permitted Seller Notes”: promissory notes issued by the Borrower or any of its Subsidiaries to sellers of stock or assets in one or more Permitted Acquisitions, which promissory notes shall (i)  be unsecured and not guaranteed by any Subsidiaries of the Borrower, (ii) be subordinated to the Obligations on terms satisfactory to the Administrative Agent, (iii) not mature earlier than the date that is six months after the Revolving Credit Termination Date, and (iv)  otherwise be in form and substance satisfactory to the Administrative Agent.

and (iii) deleting the following definitions in their entirety:

“Annualized”

“Consolidated Interest Coverage Ratio”

       (b)           Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            “The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Tranche B Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; (ii) same day notice is required for the prepayment of Swing Line Loans and (iii) if the Borrower makes a voluntary prepayment of any Tranche B Term Loans within one (1) year after the Amendment Effective Date in connection with any Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, a prepayment premium in an amount equal to 1.00% of the principal amount prepaid.

       (c)           Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.1 Financial Conditions Covenants.

                   Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with the last day of any fiscal quarter to exceed the ratio of 6.50:1.00.

       (d)           Section 7.2(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                   Indebtedness of the Borrower that is subordinated to the payment in full of the Obligations on terms satisfactory to the Administrative Agent (all such Indebtedness permitted to be incurred pursuant to this clause (h) being “Subordinated Debt”); provided that, in each case (i) such Indebtedness shall not mature or otherwise have any scheduled principal payment date, in each case earlier than the date that is six months after the Tranche B Term Loan Maturity Date, (ii) no Default or Event of Default shall exist on the date of incurrence of such Indebtedness and (iii) the Borrower shall be in pro forma compliance, after giving effect to the incurrence of such Indebtedness and any previously incurred Subordinated Debt, with the covenants set forth in Section 7.1 (calculated using Consolidated EBITDA as of the most recently ended fiscal quarter for which financial statements are available); provided, further, that for the purpose of this clause (iii), the Consolidated Leverage Ratio levels under Section 7.1 shall be deemed to be 6.25:1:00;

       (e)           Section 7.7 of the Credit Agreement is hereby amended by deleting “$25,000,000” in clause (a) therein and replacing it with “$30,000,000".

       (f)           Section 7.8 of the Credit Agreement is hereby amended by deleting “$40,000,000” in clause (g)(vi) therein and replacing it with “$50,000,000"

       3.           Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the “Effective Date”) that the Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Administrative Agent and Lenders required under Section 10.1 of the Credit Agreement and the Consent and Agreement, in the form attached hereto as Exhibit A, executed and delivered by each of the Guarantors.

       4.           Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the date hereof, that:

       (a)           (i) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower and (iii) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

       (b)           After giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

       (c)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

       5.           Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. This Amendment is limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same provisions for any other date or purpose.

       6.           Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and all other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent.

       7.           Choice of Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

       8.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

       9.           Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

       10.           Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       11.           Loan Document. This Amendment is a Loan Document.

       12.           Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

           IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

HANGER ORTHOPEDIC GROUP, INC.
By: ______________________________
Name:
Title:
CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Lender
By: ______________________________
Name:
Title:
_________________________________
[INSERT NAME OF LENDER]
By: ______________________________
Name:
Title: